SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MACDERMID INC.
          MARIO J. GABELLI
                       4/13/07            3,000-           35.0000
                       4/13/07           50,000-           35.0000
                       4/13/07           36,500-           35.0000
          GABELLI FOUNDATION
                       4/13/07           15,000-           35.0000
          GABELLI SECURITIES, INC.
                       4/13/07            4,000-           35.0000
                       4/13/07           20,000-           35.0000
  ALCE PARTNERS
                       4/13/07           10,000-           35.0000
  GABELLI ASSOCIATES LTD
                       4/13/07          177,700-           35.0000
          	  GABELLI ASSOCIATES FUND II
                       4/13/07           16,600-           35.0000
          	  GABELLI ASSOCIATES FUND
                       4/13/07          189,900-           35.0000
                       4/12/07            1,000            34.9600
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       4/13/07           80,000-           35.0000
          	  GABELLI INTERNATIONAL LTD
                       4/13/07           20,000-           35.0000
  GABELLI FUND, LDC
                       4/13/07           10,000-           35.0000
          GAMCO ASSET MANAGEMENT INC.
                       4/13/07        1,668,650-           35.0000
                       4/13/07          895,900-           35.0000
                       4/12/07            2,500-           34.9700
                       4/11/07              500-           34.9520
                       4/11/07              300-           34.9500
                       4/10/07            4,700            34.9100
                       4/09/07           45,600            34.9100
                       4/03/07            3,300-           34.8800
          GGCP, INC.
                       4/13/07           20,000-           35.0000
          GABELLI FUNDS, LLC.
  GLOBAL UTILITY INCOME TRUST
                       4/13/07           10,000-           35.0000
              GABELLI UTILITY TRUST
                       4/13/07          100,000-           35.0000
              GABELLI SMALL CAP GROWTH FUND
                       4/13/07          140,000-           35.0000
              GABELLI DIVIDEND & INCOME TRUST
                       4/13/07          250,000-           35.0000
              THE GABELLI GLOBAL DEAL FUND
                       4/13/07          260,000-           35.0000
                       4/04/07           10,300            34.8922
              GABELLI CONVERTIBLE FUND
                       4/13/07           40,000-           35.0000
              GABELLI ASSET FUND
                       4/13/07          250,000-           35.0000
              GABELLI CAPITAL ASSET FUND
                       4/13/07           75,000-           35.0000
              GABELLI ABC FUND
                       4/13/07          200,000-           35.0000

(1) THE DISPOSITIONS ON 04/13/07 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $35.00 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.